Exhibit 5.2

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

November 28, 2023

Baird Medical Investment Holdings Limited

Room 202, 2/F, Baide Building, Building 11, No.15

Rongtong Street, Yuexiu District

Guangzhou, Peoples Republic of China

Re:	Registration Statement on Form F-4

File No. 333-274114

Dear Ladies and Gentlemen:

We have acted as special counsel for Baird Medical Investment Holdings Limited, a Cayman Islands exempted company (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form F-4, as amended (including the proxy statement/prospectus forming a part thereof) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “1933 Act”), relating to the merger contemplated by the Business Combination Agreement, dated as of June 26, 2023, by and among ExcelFin Acquisition Corp. (“ExcelFin”), Betters Medical Investment Holdings Limited, a Cayman Islands exempted company (“Baird Medical”), Tycoon Choice Global Limited, a business company limited by shares incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of Baird Medical, the Company and Betters Medical Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (as it may be amended from time to time, the “Business Combination Agreement”). The transactions contemplated by the Business Combination Agreement we refer to herein as the “Business Combination.”

The Registration Statement relates to, among other things: (a) the Business Combination, (b) an offering of up to (i) 10,685,851 ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”) and (ii) 11,500,000 redeemable warrants to purchase Ordinary Shares at a price of $11.50 per warrant (the “Warrants”), and (c) the other transactions contemplated by the Registration Statement, the Business Combination Agreement and the documents related thereto, in each case pursuant to the terms of the Business Combination Agreement and as more fully described in the Registration Statement. This opinion is being rendered in connection with the registration under the Registration Statement of the offering of the Warrants.

Baird Medical Investment Holdings Limited November 28, 2023 Page 2

This opinion is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the Warrants.

We are members of the bar of New York. This opinion is limited to the laws of the State of New York, and we express no opinion with respect to the laws of any other jurisdiction. We express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Securities. The opinions expressed herein are based upon the law as in effect and the documentation and facts known to us on the date hereof.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinion set forth below, including the following documents:

(i)          the Registration Statement;

(ii)         the Business Combination Agreement;

(iii)        the Warrant Agreement, dated October 20, 2021 (the “Warrant Agreement”), by and between ExcelFin and American Stock Transfer & Trust Company, LLC, a limited liability trust company organized and existing under the laws of the State of New York, as warrant agent (in such capacity, the “Warrant Agent”);

(iv)        the form of Warrant Assignment, Assumption and Amendment Agreement, to be entered into at the closing of the Business Combination by and among ExcelFin, the Company and the Warrant Agent (the “Warrant Assignment, Assumption and Amendment Agreement”), which provides for, among other things, the amendment of the Warrant Agreement such that each public warrant (an “ExcelFin Public Warrant”) to purchase one share of ExcelFin Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), that is outstanding immediately prior to the effective time of the Business Combination (the “Effective Time”) shall automatically be converted into one Warrant representing a right to acquire that number of Ordinary Shares equal to the number of shares of Class A Common Stock set forth in such ExcelFin Public Warrant, on substantially the same terms as were in effect immediately prior to the Effective Time under the Warrant Agreement. ExcelFin’s redeemable warrants sold as part of the units in its initial public offering shall be exercisable for Ordinary Shares instead of the Class A Common Stock of ExcelFin, and the assignment by ExcelFin of all of its rights, title and interest in the Warrant Agreement to the Company; and

Baird Medical Investment Holdings Limited November 28, 2023 Page 3

(v)        the form of Warrant Certificate evidencing the Warrants to be exercised and not represented by a book-entry (the “Warrant Certificate”).

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

Based upon the foregoing, we are of the opinion that, at the Effective Time, the Warrants, when issued in the manner and on the terms described in the Registration Statement and in accordance with the provisions of the Warrant Agreement, as amended by the Warrant Assignment, Assumption and Amendment Agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinion set forth herein is subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of the Warrants offered pursuant to the Registration Statement: (a) the Warrants, the Warrant Agreement, and Warrant Assignment, Assumption and Amendment Agreement have been or will be duly authorized, executed and delivered by the parties thereto, (b) such securities constitute or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (c) the status of the Warrants as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, so as to be in conformity with the Company’s organizational documents, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Our opinion set forth herein as to the enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iii) provisions of law that may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency. We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

Baird Medical Investment Holdings Limited November 28, 2023 Page 4

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the proxy statement/prospectus contained therein, under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP